Exhibit 2.2

AMENDMENT NO. 1 TO
THE AGREEMENT AND PLAN OF REORGANIZATION

THIS AMENDMENT (“Amendment”) effective as of June 22, 2023 (the “Effective Date”) to the Agreement and Plan of Reorganization dated as of May 29, 2023 (the “M/A”), by and among (i) Atlantic Acquisition Corp, a Delaware corporation (“Atlantic”), (ii) Atlantic Merger LLC, a Delaware limited liability company and a majority-owned subsidiary of Atlantic (“Atlantic Merger Sub”), (iii) SeqLL Inc., a Delaware corporation (“SeqLL”), (iv) SeqLL Merger LLC, a Delaware limited liability company and a wholly-owned subsidiary of SeqLL (“Purchaser Sub”), (v) Lyneer Investments, LLC, a Delaware limited liability company (the “Company”), (vi) IDC Technologies, Inc., a California corporation (“IDC”), and (vii) Lyneer Management Holdings LLC, a Delaware limited liability company (“Lyneer Management,” and together with IDC, the “Sellers”). Each of Atlantic, Atlantic Merger Sub, SeqLL, Purchaser Sub, the Company and the Sellers are hereinafter referred to as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H :

WHEREAS, the Parties entered into the M/A dated as of May 29, 2023; and

WHEREAS, in order to better document the Parties’ intent with respect to the market valuation of SeqLL at the time of the Merger and the methodology for determining the number of shares of SeqLL Common Stock to be issued in connection therewith, the Parties desire to amend and supplement the M/A pursuant to this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants and agreements contained herein and for other good and valuable consideration by each of the parties, the parties hereby agree as follows:

1. Recital C of the M/A is hereby amended and restated in its entirety to read as follows:

C. Sellers own one hundred percent (100%) of the issued and outstanding Equity Interests of the Company (the “Interests”);

2. Section 2.2(a) of the M/A is hereby amended and restated in its entirety to read as follows:

(a) Treatment of Atlantic Merger Sub Membership Interests. At the First Effective Time, the membership interests of Atlantic Merger Sub that are issued and outstanding immediately prior to the First Effective Time will automatically be converted into and exchanged for a membership interest in the Company in order to achieve the Stock Consideration set forth in Section 2.3(b)(i) below.

3. Section 2.3 of the M/A is hereby amended and restated in its entirety to read as follows:

2.3 Merger Consideration. Subject to the terms of this Agreement, in consideration for the SeqLL Merger and the acquisition by SeqLL of a 100% membership interest in the Company, SeqLL shall make the following payments (collectively, the “Merger Consideration”):

(a) Cash Consideration. SeqLL shall pay $60,000,000 to or on behalf of the Sellers via wire transfer of immediately available funds (the “Cash Consideration”), of which $54,000,000 shall be paid to IDC and $6,000,000 shall be paid to Lyneer Management; and

(b) Stock Consideration. Upon the completion of the Capital Raise and the consummation of the Merger, SeqLL shall issue:

(i) a number of shares of SeqLL Common Stock to the Sellers equal to the quotient of $60,000,000 divided by the Offering Price (the “Stock Consideration”), of which ninety (90%) percent of such shares shall be issued to IDC and ten (10%) percent of such shares shall be issued to Lyneer Management; and

(ii) a number of shares of SeqLL common stock to Atlantic (the “Atlantic Consideration”) to be determined in accordance with the following formula:

(A/B) – [(C/B) + D]

Where:

A= $225,000,000

B= the Offering Price

C= $72,000,000

D= number of shares of SeqLL Common Stock sold in the Capital Raise (exclusive of shares issued in respect of any over-allotment option).

(iii) SeqLL shall instruct its transfer agent to deliver certificates or book entries for the Stock Consideration and the Atlantic Consideration.

4. Section 2.4(a) of the M/A is amended and restated in its entirety to read as follows:

(a) If the price per share at which SeqLL Common Stock is sold in the Capital Raise (the “Offering Price”) is less than $.864 (subject to adjustment for stock dividends, stock consolidations and the like prior to the Closing Date), then the Parties hereby agree that at the time SeqLL declares a cash dividend to the Legacy SeqLL Shareholders pursuant to Section 3.23, SeqLL shall simultaneously declare a stock dividend to the Legacy SeqLL Shareholders of SeqLL Common Stock in an aggregate amount of shares (subject to rounding any fractional shares up to the next whole share) so that the value of (A) the product of the number of outstanding shares of SeqLL immediately prior to the Merger and the Offering Price, plus (B) the product of the number of shares of SeqLL Common Stock issued in the stock dividend and the Offering Price, equals $12,000,000.

5. Section 2.6 of the M/A is amended and restated in its entirety to read as follows:

2.6 Manner of Payments at Closing. At the Closing and subject to the terms of this Agreement, including, without limitation, the satisfaction of the conditions set forth in ARTICLE III herein, in particular, but not limited to, fulfillment of the Conditions Precedent set out in Sections 3.8 - 3.12 herein, SeqLL shall deliver the Cash Consideration, to be allocated between IDC and Lyneer Management in accordance with Section 2.3(a).

6. Section 6.3(a) of the M/A is hereby amended to delete the words “Exhibit A and” from the beginning of the first sentence of such section.

7. Section 7.2 of the M/A is amended and restated in its entirety to read as follows:

7.2 Title to Interests; Encumbrances. IDC has record and beneficial ownership of ninety percent (90%) of the Interests and Lyneer Management has record and beneficial ownership of ten percent (10%) of the Interests, in each case free and clear of any and all Encumbrances except as set forth in Schedule 7.2 of the Disclosure Schedules; and the Equity Interests held by such Seller constitute all of the Equity Interests in the Company owned beneficially or held of record by such Seller. Except as provided in this Agreement, any Ancillary Document or the Governing Documents of the Company, no Seller is a party to, or bound by, any agreement or instrument affecting or relating to the right to transfer or vote the Equity Interests of the Company.

8. Section 10.1(e) of the M/A is hereby amended to replace the date “July 31, 2023” (the “Termination Date”) with August 31, 2023.

9. Exhibit A: Interest, Cash Consideration and Stock Consideration to the M/A is hereby deleted in its entirety.

10. No Further Amendment. The Parties hereby agree that all other provisions of the M/A shall, subject to the amendments set forth in this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the Parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the M/A or any of the documents referred to therein. This Amendment shall form an integral and inseparable part of the M/A. From and after the date of this Amendment, each reference in the M/A to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the M/A in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the M/A, as amended by this Amendment, whether or not this Amendment is expressly referenced.

11. Other Terms. The provisions of Article X of the Agreement are incorporated herein by reference and shall apply to the terms and provisions of this Amendment and the parties hereto, mutatis mutandis. All capitalized terms used herein without definition shall have the meanings assigned to such terms in the M/A.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to the Agreement and Plan of Reorganization on the date first above written.

PURCHASER:

SeqLL INC.,
a Delaware corporation

By:	/s/ Daniel Jones
Daniel Jones, Chief Executive Officer

PURCHASER SUB:

SEQLL MERGER LLC,
a Delaware limited liability company

By:	/s/ Daniel Jones
Daniel Jones, Managing Member

ATLANTIC ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Jeffrey Jagid
Jeffrey Jagid, Chief Executive Officer

ATLANTIC MERGER, LLC,
a Delaware limited liability company

By:	/s/ Jeffrey Jagid
Jeffrey Jagid, Managing Member

COMPANY:

LYNEER INVESTMENTS, LLC,
a Delaware limited liability company

By:	/s/ Prateek Gattani
Prateek Gattani, Manager

SELLERS:

IDC TECHNOLOGIES, INC.,
a California corporation

By:	/s/ Prateek Gattani
Prateek Gattani, Chief Executive Officer

LYNEER MANAGEMENT HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ James S. Radvany
James S. Radvany, Manager

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION